UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Named Executive Officer Base Salaries

On November 11, 2009, the Compensation Committee (the “Compensation Committee”) of the board of directors of Hologic, Inc. (the “Company”) approved new base salaries of $860,000 for Robert A. Cascella, President and Chief Executive Officer, and $550,000 for Glenn P. Muir, Executive Vice President and Chief Financial Officer. These new base salaries were made effective as of November 5, 2009.

Adoption of 2010 Short-Term Incentive Plan

On November 11, 2009, the Compensation Committee approved the Company’s 2010 Short-Term Incentive Plan (the “STIP”) adopted pursuant to the Company’s 2008 Equity Incentive Plan. It is intended that the awards granted under the STIP qualify, to the extent consistent therewith as “Annual Incentive Awards” under Section 7 of the 2008 Equity Incentive Plan.

The STIP provides objective performance-based awards for covered employees, subject to a maximum limit, as described in more detail below. Amounts paid under the STIP, to the extent determined based upon objective measures, are intended to qualify as “Performance-Based Compensation,” which is excluded from the $1.0 million limit on deductible compensation set forth in Section 162(m) of the Internal Revenue Code (the “Code”).

Subject to the discretion of the Compensation Committee as set forth herein, targeted payout levels (“Targeted Payout Levels”) will be achieved at a combination of corporate, divisional and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s title and/or role.

The maximum bonus payouts will be 200% of Targeted Payout Levels (e.g., an individual with a Targeted Payout Level of 60% of annual base salary target would be eligible for a 120% payout). The Compensation Committee reserves the right, in its sole discretion, to increase or decrease any bonus payouts to any participant under the STIP, regardless of the level of bonus targets that have been achieved, including, to increase an individual bonus payout amount to exceed the 200% maximum for individual performance, or to provide no bonus payout to a participant even though one or more targets under the STIP have been achieved.

Targeted Payout Levels for each of the Company’s named executive officers under this plan as measured by a percentage of base salary are as follows: Mr. Cascella, 105%; John W. Cumming, Chairman, 85%; Mr. Muir, 85%; Peter K. Soltani, Senior Vice President Breast Health, 60%; and Jay A. Stein, Chief Technical Officer, 60%.

The above description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

New Senior Executive Officer Change of Control Agreements

On November 11, 2009, the Compensation Committee approved new change of control agreements (the “New Change of Control Agreements”) with each of Messrs. Cascella, Muir and Stein (collectively, the “executives”). The New Change of Control Agreements supersede and replace prior change of control agreements, dated as of October 30, 2006 (the “Prior Agreements”).

Modifications in the New Change of Control Agreements, as compared to the Prior Agreements, include the following:

•

The inclusion of a so called “double trigger” (the requirement that in addition to the occurrence of a change of control an executive’s employment be terminated under certain specified circumstances) for the change of control payments and benefits to become due. The Prior Agreements provided for payments and benefits to accrue, conditioned only upon the occurrence of a change of control, a “single trigger”.

•

The elimination of a special retention bonus provided for in the Prior Agreements equal to one year’s salary and bonus. This payment was in addition to the single trigger change of control payment provided for in the Prior Agreements equal to three times salary and bonus.

•

The elimination, after December 31, 2011, of a gross-up payment (including for income and excise taxes thereon) provided for under the Prior Agreements if an excise tax is imposed on the change of control payments and benefits under Section 280G of the Code.

The initial term of each New Change of Control Agreement extends until December 31, 2012; provided, that, commencing on December 31, 2010 and each December 31st thereafter, the term of each agreement will automatically be extended for an additional three years unless, not later than thirty (30) days prior to each December 31st , the Company provides notice that it does not wish to extend the New Change of Control Agreement. If the Company provides notice that it does not wish to extend the New Change of Control Agreement, then the agreement will continue in effect for a period of two years from such December 31st.

The New Change of Control Agreements provide that if a change of control occurs during the term of the agreement, and within the three year period following the consummation of such change of control (the “Employment Period”), the Company terminates the employment of the executive for reasons other than death, disability or cause, or the executive resigns for good reason, then (i) the executive shall be entitled to receive, within 30 days of the date of such executive’s termination, a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary and highest annual bonus and (ii) all of the executive’s stock options, restricted stock units and other equity awards will become immediately and fully vested, and any options (or other similar awards) shall remain exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination. The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs, (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs or (iii) the maximum target bonus determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. The Company is also required to continue to provide health and dental benefits to the executive for the remaining term of the Employment Period.

If the executive dies during the Employment Period, then his heirs or estate is entitled to be paid an amount equal to all accrued and unpaid compensation through date of termination, pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of executive’s death and continuation of certain welfare benefits for the remaining term of the Employment Period. If the executive is disabled during the Employment Period, then he is entitled to all of the payments and benefits described in the preceding sentence plus a cash payment from the Company equal to the sum of his annual base salary and the highest annual bonus.

The New Change of Control Agreements provide that if the executive is entitled to a payment or benefit thereunder before December 31, 2011 that is subject to the excise tax imposed upon certain change of control payments under Section 280G of the Code, then as provided under the Prior Agreements, the Company is required to pay the executive a gross-up payment to place the executive in a position that is economically equivalent to the payment and benefits he would have received but for the imposition of the excise tax. If the executive is entitled to a payment or benefit under the New Change of Control Agreements after December 31, 2011 that is subject to the 280G excise tax, there will be no excise tax gross-up and the change of control payments and benefits shall be limited to the following, whichever gives the executive the highest net after-tax amount of: (i) the amount of any payments, benefits or other compensation (collectively the “Company Payments”) provided by the New Change of Control Agreements or (ii) one dollar less than the amount of the Company Payments that would subject the executive to the excise tax imposed by Section 280G.

The above description of the New Change of Control Agreements does not purport to be complete and it is qualified in its entirety by reference to the form of New Change of Control Agreement, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein in its entirety by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION
10.1	Hologic, Inc. 2010 Short-Term Incentive Plan.

10.2	Form of Senior Executive Officer Change of Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2009	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir, Executive Vice President,
Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Hologic, Inc. 2010 Short-Term Incentive Plan.

10.2	Form of Senior Executive Officer Change of Control Agreement.